SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 29, 2008

Date of Report

February 27, 2008

(Date of earliest event reported)

Prestige Capital Corporation

(Exact name of registrant as specified in its charter)

Nevada	033-03583-S	93-0945181
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1348 E. 3330 S., Suite 202, Salt Lake City, Utah 84106

(Address of principal executive offices, including zip code)

(801) 466-0041

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2008, Randy Zundel, President and director of the Company resigned from both positions. Also on February 27, 2008, Swen Mortenson, Secretary and director of the Company resigned from both positions.  There were no disagreements between the Company and Mr. Zundel or Mr. Mortenson.  Mr. Zundel and Mr. Mortenson resigned from their positions with the Company to pursue other business opportunities.  Prior to Mr. Zundel and Mr. Mortenson’s resignations, Daniel D. Drummond was appointed to be the Company’s sole officer and director.

Daniel D. Drummond, Sole Officer and Director.  Mr. Drummond graduated with a Bachelor of Science degree from the United States Military Academy at West Point in 1975.  Following a military career with the U.S. Army, Mr. Drummond held positions with various companies in marketing, consulting and operations.  From April 2003 until December 2003, Mr. Drummond was Vice President of Systems Development for two start-up companies, PoweRX Pharmacy, a pain-management pharmacy, and PoweRx Technologies, a company specializing in the development of handheld prescription-writing applications and systems.  Since February 2004, Mr. Drummond has been a member of Tryant, LLC., a firm specializing in mergers and acquisitions.  Mr. Drummond is currently the sole officer and director of Wren, Inc., an internet marketing company, and is the president and director of UAGH, Inc., a development stage company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE CAPITAL CORPORATION

DATE:  February 29, 2008

By: /s/ Daniel Drummond

Daniel Drummond, President